                                                                     Exhibit 4.5

                                                                  Execution Copy

                           SECURITY HOLDERS AGREEMENT
                           --------------------------

     This Security Holders Agreement (this "Agreement") is made and entered into
                                            ---------
effective as of November 16, 2001, by and among Constellation 3D, Inc., a corporation organized under the laws of the State of Delaware (the "Company"),
                                                                    -------
TIC Target Invest Consulting, LLC, a financing corporation organized under the laws of St. Kitts & Nevis with its principal office located at Churer Strasse 35, CH-9470, Buchs, SG, Switzerland ("TIC"), and Constellation 3D Technology
                                      ---
Limited, a corporation organized under the laws of the British Virgin Islands (the "Principal Stockholder", and together with TIC, each a "Holder" and
      ---------------------                                  ------
collectively, the "Holders").
                   -------

                                   BACKGROUND

     A.  TIC is party to the Loan Agreement (the "Loan Agreement"), of even date
                                                  --------------
herewith, by and among the Principal Shareholder and TIC, pursuant to which TIC is providing a term loan facility (the "Loan") of up to $20 million to the
                                        ----
Principal Stockholder

     B. The Principal Stockholder is party to the Loan Agreement, of even date herewith, by and among the Principal Stockholder and the Company, pursuant to which the Principal Stockholder is providing a term loan facility of up to $20 million to the Company

     C. The obligation of TIC to provide the Loan to the Principal Shareholder is conditioned upon the execution and delivery of this Agreement.

     D. The parties desire to have this Agreement govern certain relationships among them relating to the capital stock and governance of the Company.

                                    AGREEMENT

     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE 1. DEFINITIONS

     1.1 Certain Defined Terms. As used in this Agreement, the following terms
         ---------------------
shall have the following respective meanings:

         "Affiliate" means any Person which directly or indirectly controls, or
          ---------
is under common control with, or is controlled by, another Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that in any
                                                --------  -------
event, any Person
which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

             "Company Loan Agreement" means that certain Loan Agreement, of even
              ----------------------
date herewith, by and between the Company and the Principal Stockholder.

             "GAAP" means generally accepted accounting principals in the United
              ----
States of America as in effect from time to time.

             "Governmental Authority" means, any nation or government, any state
              ----------------------
or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Governing Documents" means, as to any Person, the articles or
              -------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person.

             "Note" means the promissory note made in favor of the Principal
              ----
Stockholder by the Company pursuant to the Company Loan Agreement.

             "Option" means the Option Agreement, of even date herewith, by and
              ------
between the Principal Stockholder and the Company.

             "Person" means an individual, partnership, corporation, limited
              ------
liability company, business trust, joint stock company, trust, voluntary association, joint venture, Governmental Authority or other entity of whatever nature.

             "Public Sale" means (i) any transfer pursuant to an effective
              -----------
registration statement filed under the Securities Act or (ii) any transfer pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act.

             "Requirement of Law" means, with respect to any Person, the
              ------------------
Governing Documents of such Person, if applicable, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

             "SEC" means the Securities and Exchange Commission.
              ---

             "Securities Act" means the Securities Act of 1933, as amended.
              --------------

             "Securities Exchange Act" means the Securities Exchange Act of
              -----------------------
1934, as amended.

             "Stock" means shares of the Company's Stock, par value $.00001 per
              -----
share, whether or not now authorized, issued or outstanding.

                            ARTICLE 2. CO-SALE RIGHTS

        2.1 Notice of Sales. If any Holder proposes to sell or transfer any
            ---------------
shares of the Stock held by it (the "Transferring Holder"), then the such
                                     -------------------
Transferring Holder shall promptly give written notice (the "Notice") to the
                                                             ------
other Holder (the "Tag-along Holder") at least thirty (30) days prior to the
                   ----------------
proposed closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

        2.2 Co-Sale Right. The Tag-along Holder shall have the right,
            -------------
exercisable upon written notice to the Transferring Holder within fifteen (15) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. The co-sale right of TIC set forth in this Article 2 shall be subject to the following terms and conditions:

            (a) The Tag-along Holder may sell all or any part of that number of shares of Stock held by it that is equal to the product obtained by multiplying
(x) the aggregate number of shares of Stock covered by the Notice by (y) a fraction, the numerator of which is the number of shares of Stock owned by the Tag-along Holder at the time of the sale or transfer and the denominator of which is the combined number of shares of Stock of the Company at the time owned by the each of the Transferring Holder and the Tag-along Holder, on a fully diluted basis.

            (b) The Tag-along Holder shall effect its participation in the sale by promptly delivering to the Transferring Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                (i) the number of shares of Stock which the Tag-along Holder elects to sell; or

                (ii) options, warrants and/or convertible securities which are at such time convertible into the number of shares of Stock that the Tag-along Holder elects to sell; provided, however, that if the prospective purchaser
                       --------  -------
objects to the delivery of options, warrants and/or convertible securities in lieu of Stock, the Tag-along Holder shall convert such options, warrants and/or convertible securities into Stock and deliver Stock as provided in Section 2.2(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the prospective purchaser or transferee.

        2.3 The stock certificate or certificates that the Tag-along Holder delivers to the Transferring Holder pursuant to Section 2.2 shall be transferred to the prospective purchaser or transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Transferring Holder shall concurrently therewith remit to the Tag-along Holder that portion of the sale proceeds to which such Tag-along Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or transferee prohibit such assignment or otherwise refuse to purchase shares or other securities from the Tag-along Holder in exercising its rights of co-sale hereunder, the Transferring Holder shall not sell to such prospective purchaser or transferee any Stock unless and until, simultaneously with such sale, the Transferring Holder shall purchase such shares or other securities from the Tag-along Holder.

     2.4 To the extent the Tag-along Holder does not elect to participate in the sale of Stock subject to the Notice, the Transferring Holder may, not later than ninety (90) days following delivery to the Tag-along Holder of the Notice, effect a transfer of the Transferring Holder's Stock covered by the Notice (and the Stock the Tag-along Holder has elected to transfer), on terms and conditions not more favorable to the Transferring Holder than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Holder, shall again be subject to the co-sale rights of the Tag-along Holder and shall require compliance by the Transferring Holder with the procedures described in this Article 2.

     2.5  Exempt Transfers. Notwithstanding the foregoing, the co-sale rights of
          ----------------
a Holder shall not apply to (a) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest in such Stock, (b) any transfer to an Affiliate of such Holder, (c) any transfer of less than five (5%) percent of the Stock held by such Holder and (d) any Public Sale; provided,
                                                                  --------
however, that, in the case of (a) and (b) above, the Holder and such pledgee or
-------
Affiliate shall comply with provisions of Section 7 with respect to such transfer.

                           ARTICLE 3. VOTING AGREEMENT

     3.1  Board Size. The Principal Stockholder shall vote all Stock held by it
          ----------
(or to which it has voting power), and the Company shall take all action as shall be necessary to ensure that the authorized number of Directors on the Board of Directors shall be set and remain at seven (7) directors, provided,
                                                                   --------
however, that such authorized number may be subsequently increased or decreased
-------
with the consent of TIC.

     3.2  Board of Directors. During the term of this Agreement, the Principal
          ------------------
Stockholder agrees to vote all of the Stock now or hereafter directly or indirectly owned (of record or beneficially) by it, and the Principal Stockholder and the Company agrees to take such other action as shall be necessary to elect and appoint to the Board of Directors of the Company two (2) representatives designated by TIC, which representatives shall initially be Hans Rutkowski. and Gerhard Kalchgruber. One (1) of such representatives shall, at the election of TIC, serve on the Company's audit and compensation committees. The Company shall vote all of the capital stock of any of the Company's Subsidiaries now or hereafter directly or indirectly owned (or record or beneficially) by it and take such action to ensure that the authorized number of directors of the Board of Directors of such Subsidiaries shall be the same as the Company's. Throughout the term of this Agreement, the Company further agrees to vote all of the capital stock of any of such Subsidiaries and to take such other action as shall be necessary to elect and appoint to the Board of Directors of such Subsidiaries the same individuals elected and appointed to the Board of Directors of the Company, except as otherwise required by applicable law; provided, however, that if TIC waives the requirement that the directors of
     --------  -------
the Board of Directors of the Company and its Subsidiaries be the same individuals, then TIC shall nevertheless have the right to appoint at least one (1) director to the Board of Directors of the Subsidiaries. During the term of this Agreement, TIC agrees to vote all of the Stock now or hereafter directly or indirectly owned (of record or beneficially) by it, and TIC and the Company agrees to take such other action as shall be necessary to elect and appoint to the Board of Directors of the Company two (2) representatives designated by the Principal Stockholder, which representatives shall be identified in writing by the Principal Stockholder as promptly practicable.

     3.3  Removal of Directors. Any director of the Company may be removed from
          --------------------
the Board of Directors in the manner allowed by law and the Company's Certificate of Incorporation and By-laws, but with respect to a director designated pursuant to Section 3.2 above, only upon the vote or written consent of such Holder having the right to designate such director (such consent not to be unreasonably withheld or delayed in the event of a removal of such director for cause).

     3.4  Observer. If, at any time TIC or the Principal Stockholder, as the
          --------
case may be, shall elect not to have both of its representatives serve on the Board of Directors pursuant to Section 3.2 above, then such Holder shall have the right to appoint one (1) observer to attend meetings of the Board of Directors and all committees thereof (whether in person, telephonic or otherwise); provided, however, that such observer shall not have rights to vote
            --------  -------
on any matters presented at any meeting. The Company will provide such Holder with notice as is reasonably necessary to enable the observer to attend each meeting of the Board of Directors, and will provide the observer with all information and documentation given to the directors of the Company, including, without limitation, such information and documentation furnished to directors without reference to a specific meeting.

     3.5  Board of Directors Meetings. The Company will ensure that meetings of
          ---------------------------
its Board of Directors are held at least four (4) times each year at intervals of not more than four (4) months, with adequate advance notice given to all members. The Company shall pay or provide to any director of the Company who is nominated by TIC, fees and other compensation in amounts at least equal to the fees or other compensation paid to any other non-management director of the Company, and shall pay or reimburse each such director for his reasonable travel expenses incurred in connection with attending meetings or other functions of the Board of Directors and committees thereof and for the reasonable costs incurred by him in connection with any other work on behalf of the Company.

     3.6  Director Indemnification. As promptly as practicable following their
          ------------------------
election, the Company shall enter into a Director Indemnification Agreement with each director designated by TIC in form and substance satisfactory to TIC. The Certificate of Incorporation and By-laws will in respect of all times during which any TIC nominee serves as a director of the Company provide for exculpation and indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law, and the Company shall obtain and maintain directors and officers' liability insurance coverage on terms satisfactory to the nominees of TIC of at least $5,000,000 per occurrence, covering, among other things, violations of federal or state securities laws, including coverage of claims under the Securities Act and the Exchange Act.

     3.7  Covenants of the Company. The Company shall use its best efforts to
          ------------------------
ensure that the rights granted to TIC pursuant to this Section 3 are effective and that TIC enjoys the benefits thereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors as provided above. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by TIC in order to protect TIC's rights against impairment.

                       ARTICLE 4. COVENANTS OF THE COMPANY

     4.1  Affirmative Covenants of the Company.
          ------------------------------------

          (a) The Company shall at all times (i) require each person employed by the Company (as an employee or consultant) to execute a proprietary information confidentiality and nondisclosure agreement substantially in the form attached hereto as Exhibit A; (ii) use its best efforts to preserve its business
          ---------
organization, (iii) comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property; (iv) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied and (v) allow TIC (or its designee) to visit and inspect any of the properties of the Company and its Subsidiaries, including its and their books of account (and to make copies and take abstracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and current and prior independent public accountants, all at such reasonable times and as often as TIC may reasonably request; provided, however, that, if the person or persons conducting an inspection of the Company or its Subsidiaries are not directors of the Company, then each such person shall execute the Company's standard confidentiality agreement in the form previously provided to TIC and its counsel (or in such other form as shall be reasonably acceptable to TIC).

          (b) The Company shall deliver to TIC copies (i) of all reports filed with the SEC pursuant to the Securities Act or the Exchange Act and (ii) all notices and other communications provided to the stockholders of the Company.

          (c) As soon as practicable after the Closing Date, the Company shall engage an international reputable executive search firm to commence the search for a chief executive officer for the Company. The job description and candidate profile for such search shall be as approved by a majority of the Board of Directors (including at least one (1) director designated by TIC). Unless otherwise agreed to by TIC, the candidate shall be a full-time U.S. resident with experience in operating a publicly traded, internationally active technology company, preferably from an industry related to the Company's business, and, as condition to such officer's employment, the Company shall require that such officer maintain a primary residence in the New York Metropolitan Area.

          (d) As soon as practicable after the Closing Date, the Company shall perform (or cause to be performed) a detailed analysis of stockholder, taxation, governmental and management issues in order to develop a proposal to revise its organizational structure. Management of the Company shall submit such proposal to the Board of Directors for approval, which shall require the affirmative vote of a majority of the Board of Directors (including at least one (1) director designated by TIC).

     4.2  Negative Covenants of the Company. Until the first anniversary of the
          ---------------------------------
conversion of the Note pursuant to the Option Agreement, the Company shall not, without the prior consent of a majority of the independent directors of the Company (i.e., directors who are not employees or officers of the Company,
         ---
affiliates or directors of the Principal Stockholder or TIC, or in any way affiliated with or related to the Principal Stockholder or TIC or any stockholder of the Principal Stockholder or TIC) (a) issue any series of preferred stock; (b) sell, transfer, assign, lease, convey, liquidate, or otherwise dispose of or encumber, directly or indirectly, all or substantially all of its assets, or consolidate or merge with or into any other Person; (c) redeem or repurchase any shares of its capital stock; (d) make any investment in any Person that is not engaged in a business related to the business of the Company as currently conducted; (e) issue any shares of Stock (or any capital stock of the Company which ordinarily has voting power for the election of directors of the Company) at a price per share less than eighty percent (80%) of its market price (as defined below) on the date of issuance thereof; or (f) enter into any transaction with an affiliate of the Company or any of its Subsidiaries, other than on terms and conditions as favorable to the Company or its Subsidiaries, as the case may be, as would be obtainable by any of them in a comparable arm's-length transaction with a Person other than an affiliate. As used, herein, the term "market price" means, on any given day, (i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If the Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the market price per share of Stock shall be deemed to be the fair value per share of such security as reasonably determined in good faith by a majority of the Board of Directors of the Company (including at least one
(1) director designated by TIC).

                       ARTICLE 5. APPOINTMENT OF OFFICERS

     5.1  Officers. For so long as TIC shall have the right to designate
          --------
representatives to the Board of Directors of the Company pursuant to Section 3.2 hereof, the Company and each of its Subsidiaries shall not appoint any executive officer of the Company or any chief executive officer of any Subsidiary without the prior written consent of at least one director designated by TIC, which consent shall not be unreasonably withheld or delayed.

                                ARTICLE 6. LEGEND

     6.1  Legend. Each Holder understands and agrees that the legend in
          ------
substantially the form set forth below shall appear on all stock certificates representing the Stock owned by such Holder.

          THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN HOLDERS OF THE COMPANY'S CAPITAL STOCK, AS IT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

     6.2  Instructions. Each Holder agrees that the Company may instruct its
          ------------
transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed (i) upon termination of this Agreement and (ii) a Public Sale of any Stock (it being understood that if a Holder transfers less than all of its Stock in connection with such Public Sale, then the Company shall issue a new stock certificate or certificates bearing the legend referred to in Section
6.1 above).

                          ARTICLE 7. GENERAL PROVISIONS

     7.1  Notices. Except as may be otherwise provided herein, all notices,
          -------
requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth in Exhibit B; (c) three business days after
                                    ---------
deposit in the U.S. mail with first class or certified mail receipt requested, postage prepaid, and addressed to the other party as set forth in Exhibit B; or
                                                                  ---------
(d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the other party as set forth in Exhibit B
                                                                       ---------
with next-business-day delivery guaranteed. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses set forth in Exhibit B, or designate additional addresses, for
                       ---------
purposes of this Section 7.1 by giving the other parties written notice of the new address in the manner set forth above.

     7.2  Entire Agreement. This Agreement, together with all the Exhibits
          ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

     7.3  Governing Law; Jurisdiction of Disputes. This Agreement shall be
          ---------------------------------------
governed by and construed exclusively in accordance with the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within the State of New York, excluding that body of law relating to conflict of laws and choice of law. Any disputes arising hereunder shall be adjudicated solely in the Federal or State Courts of the State of New York. The parties hereby consent to service of process and hereby waive any claim of inconvenient forum in connection with such jurisdiction.

     7.4  Severability. If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     7.5  Third Parties. Nothing in this Agreement, express or implied, is
          -------------
intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     7.6  Amendment. Any provision of this Agreement may be amended and the
          ---------
observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     7.7  Assignment. Notwithstanding anything contained in this Agreement to
          ----------
the contrary (i) no Holder shall assign or otherwise transfer any of its Stock and its rights and obligations contained in this Agreement unless the Company is given written notice by the such Holder at the time of such assignment stating the name and address of the assignee and identifying the Stock of the Company as to which the rights and obligations in question are being assigned, (ii) no such assignment shall be effective unless and until such assignee (including, without limitation, any pledgee) shall execute a written instrument with the Company and the non-assigning party agreeing to be bound by the terms hereof to the same extent as such assigning party and (iii) any Stock shall remain "Stock" hereunder. This Section 7.7 shall not apply to a Public Sale of Stock by any Holder.

     7.8  Successors and Assigns. The provisions of this Agreement shall inure
          ----------------------
to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

     7.9  After-Acquired Securities. All of the provisions of this Agreement
          -------------------------
shall apply to all of the Stock now owned or which may be issued or transferred hereunder to a party hereto in consequence of any additional issuance, purchase, conversion, exercise, exchange or reclassification of any of such Stock, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a party hereto in any other manner.

     7.10 Termination. The co-sale rights set forth in Article 2 hereof and the
          -----------
voting rights set forth in Article 3 hereof shall terminate when either Holder (together with its Affiliates) beneficially owns less than ten (10%) percent of the outstanding Stock of the Company on a fully-diluted basis. All other provisions of this Agreement shall terminate on the later to occur of (x) November 18, 2002 and (y) the date on which TIC (together with its Affiliates) beneficially owns less than ten (10%) percent of the outstanding Stock of the Company on a fully-diluted basis.

     7.11 Captions. The captions to sections of this Agreement have been
          --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

     7.12 Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.13 Remedies. The Principal Stockholder and the Company agree that it
          --------
would be impossible or inadequate to measure and calculate the damages to TIC resulting from any breach of the provisions set forth herein. Accordingly, the Principal Stockholder and the Company agree that if such party breaches such arrangement, TIC will have, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of such arrangement.

     7.14 Securities Compliance. Without limiting the generality at Section
          ---------------------
4.1(a)(iii), the Company shall notify the SEC and the Nasdaq National Market System, in accordance with their respective requirements, of the transactions contemplated by the TIC Loan Agreement and the Company Loan Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes and the shares of Stock issuable upon conversion thereof.

     7.15 Additional Financing. TIC may be interested in investing up to an
          --------------------
additional $15 million in the Company (upon substantially the same terms and subject to the same conditions as its existing investment in the Company) and, in connection with any future financing by the Company, the Company and TIC will explore and discuss in good faith the possibility and terms of such additional investment by TIC.

     7.16 Certain Covenants of the Principal Stockholder and TIC. Each of the
          ------------------------------------------------------
Principal Stockholder and TIC hereby agrees that their respective trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Nasdaq National Market System relating to market manipulation. In addition, each of the Principal Stockholder and TIC hereby agrees that it will make no short sales (as defined in any applicable SEC or National Association of

Securities Dealers, Inc. rules) of the Common Stock while the Note remains issued and outstanding.

     7.17  Effectiveness of Agreement. Notwithstanding anything to the contrary
           --------------------------
contained herein, this Agreement shall become effective only upon the advance of the Loan by TIC on the Funding Date.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    CONSTELLATION 3D, INC.


                                    By: /s/ Leonardo Berezowsky
                                       -----------------------------------------
                                       Name:  Leonardo Berezowsky
                                       Title: Director


                                    TIC TARGET INVEST CONSULTING, LLC


                                    By: /s/ Andre Khayyam
                                       -----------------------------------------
                                       Name:  Andre Khayyam
                                       Title: Managing Director



                                    CONSTELLATION 3D TECHNOLOGY LIMITED


                                    By: /s/ Eugene Levich
                                       -----------------------------------------
                                       Name:  Eugene Levich
                                       Title: Director

                                                                       Exhibit A
                                                                       ---------


                        PROPRIETARY INVENTION ASSIGNMENT
                        --------------------------------

                                                                       Exhibit B
                                                                       ---------

                              ADDRESSES FOR NOTICES
                              ---------------------

                           To the Company:

                           Constellation 3D, Inc.
                           805 Third Avenue, 14/th/ Floor
                           New York, New York 10022
                           Attn: General Counsel
                           Fax Number: 212-308-3573

                           To TIC:

                           TIC Target Invest Consulting, LLC
                           c/o Auditra AG
                           Churer Strasse 35
                           CH-9470 Buchs, SG, Switzerland
                           Attn: Andre Khayyam
                           Fax Number: 0041 81 750 5359

                           To the Principal Stockholder:

                           Constellation 3D Technology Limited
                           c/o Zysman, Aharoni, Gayer and Co.
                           52A Hayarkon St.
                           Tel Aviv 63432 Israel
                           Attn: Jonathan Sherman, Adv.
                           Fax Number: 972-3-7955550

                                       B-1